UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2014, Brian H. McCurrie, Senior Vice President, Global Carbon Materials & Chemicals, Koppers Inc. (“Koppers”), accepted the position of Senior Vice President, Business Development, Koppers, effective immediately.

In connection with Mr. McCurrie’s transition to this position, Koppers issued a letter of understanding (the “Letter”) that sets forth the terms and conditions of Mr. McCurrie’s assignment. Pursuant to the Letter, the term of Mr. McCurrie’s new assignment will be for no more than three months (the “Transitional Period”), as determined by Koppers. A termination of Mr. McCurrie’s employment, or Mr. McCurrie’s resignation, at any time during the Transitional Period will be treated as a termination “without Cause” as defined in Mr. McCurrie’s existing employment agreement. Mr. McCurrie will continue to receive his base salary during the Transitional Period.

Mr. McCurrie’s employment agreement, and all amendments thereto, were previously filed as Exhibit 10.15 to the Koppers Form 10-K for the year ended December 31, 2003, Exhibit 10.55 to the Koppers Holdings Inc. (“KH”) Form 10-K for the year ended December 31, 2008, Exhibit 10.65 to the KH Form 10-K for the year ended December 31, 2011, Exhibit 10.74 to the KH Form 10-K for the year ended December 31, 2012 and Exhibit 10.82 to the KH Form 10-Q filed on November 7, 2013, such exhibits being incorporated by reference herein. The terms of Mr. McCurrie’s employment agreement, as amended, are described on pages 58 and 59 of the KH proxy statement, dated March 27, 2014, which description is also incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Vice President and Chief Financial Officer